U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-2560811
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

132 E. Putnam Avenue, Floor 2W Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
9.50% Notes due 2025	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-239198

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 9.50% Notes due 2025 (the “Notes”) of Chicken Soup for the Soul Entertainment Inc. (the “Company”). For a description of the Notes, reference is made to the information under the heading “Description of the Notes” in the prospectus included in the Company’s registration statement on Form S-1 (Registration No. 333-239198), as amended, declared effective by the Securities and Exchange Commission ( the “Commission”) on July 10, 2020. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is or are subsequently filed are hereby incorporated by reference herein.

Item 2.	Index to Exhibits.

4.1	Indenture between the Company and U.S. Bank National Association, dated July 17, 2020.

4.2	First Supplemental Indenture between the Company and U.S. Bank National Association, as trustee, dated July 17, 2020.

4.3	9.50% Notes due 2025 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

Date: July 17, 2020	By:	/s/ William J. Rouhana, Jr.
William J. Rouhana, Jr.
Chairman and Chief Executive Officer